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                                                                     EXHIBIT 4.8

         THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATED TO CERTAIN INDEBTEDNESS (INCLUDING INTEREST AND FEES) OWED BY THE MAKER HEREOF, IN THE MANNER AND TO THE EXTENT SET FORTH IN A SUBORDINATION AGREEMENT DATED AS OF NOVEMBER 15, 1996 IN FAVOR OF LASALLE NATIONAL BANK, ITS SUCCESSORS AND ASSIGNS ("LENDER"). THE HOLDERS OF THIS NOTE, BY THEIR ACCEPTANCE HEREOF, SHALL BE BOUND BY OF ALL OF THE TERMS AND CONDITIONS OF SUCH SUBORDINATION AGREEMENT. FURTHERMORE, THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY SHALL BE SUBORDINATED TO (I) ANY REPLACEMENT, SUBSTITUTION, REFINANCING OR EXTENSION OF, OR ADDITION TO, ANY OR ALL OF THE DEBT TO LENDER, AND (II) ANY DEBT FROM ANY SOURCE TO FINANCE STRATEGIC ACQUISITIONS BY MAKER. PAYEES, BY THEIR ACCEPTANCE HEREOF, SHALL SIGN SUCH DOCUMENTS AS ARE NECESSARY OR APPROPRIATE TO DOCUMENT SUCH FURTHER SUBORDINATION, AND ALL PAYMENTS TO BE MADE HEREUNDER SHALL BE SUSPENDED UNTIL SUCH APPROPRIATE DOCUMENTATION HAS BEEN EXECUTED AND DELIVERED BY PAYEES.

         BY PAYEES' ACCEPTANCE HEREOF, PAYEES ACKNOWLEDGE THAT MAKER IS A NEWLY FORMED DELAWARE CORPORATION AND FURTHER ACKNOWLEDGES THAT THERE SHALL BE NO ACTUAL OR ALLEGED LIABILITY ON THE PART OF ANY OFFICER, DIRECTOR, STOCKHOLDER, AGENT OR REPRESENTATIVE OF MAKER SHOULD MAKER FAIL TO PAY ANY AMOUNTS HEREUNDER.

         BY PAYEES' ACCEPTANCE HEREOF, PAYEES ACKNOWLEDGE AND AGREE THAT, SUBJECT TO MAKER PROCURING THE NECESSARY CONSENTS FROM LENDER, MAKER MAY PREPAY ANY OR ALL OF THE PRINCIPAL (AND INTEREST THEREON) UNDER THIS NOTE WITHOUT PREMIUM OR PENALTY.


                 8% SUBORDINATED NON-NEGOTIABLE PROMISSORY NOTE
                             DUE DECEMBER 31, 2003

$219,593.00                                              As of November 15, 1996
                                                               Paducah, Kentucky

         PAYMENTS OF PRINCIPAL AND INTEREST

         FOR VALUE RECEIVED, GROGAN'S FARM, INC., a Delaware corporation ("MAKER"), hereby promises to pay JEFFERSON DAVIS and ROGER DAVIS, jointly (together, "PAYEES"), the principal sum of Two Hundred Nineteen Thousand Five Hundred Ninety-three and 00/100 Dollars ($219,593.00), in lawful money of the United States of America, together with interest on the balance of principal from time to time outstanding and unpaid hereon commencing on March 31, 1997 until the maturity hereof
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(whether by lapse of time, acceleration or otherwise) at the rate per annum equal to eight percent (8%) per annum ("INTEREST RATE").

         Interest only at the Interest Rate shall be paid quarterly in arrears commencing on March 31, 1997 and on each June 30, September 30, December 31 and March 31 thereafter through and including September 30, 2003. A final payment of all accrued, unpaid interest and the remaining principal balance of the indebtedness evidenced hereby, due and payable on December 31, 2003 (the "MATURITY DATE").

         After an Event of Default (defined below) hereunder, any principal sums remaining unpaid hereunder shall bear interest at the "Default Rate" until such Event of Default is cured unless the Payees have commenced any of the remedies of Payees described herein, in which case the Interest Rate shall remain in effect. The "DEFAULT RATE" shall mean two percent (2%) per annum in excess of the Interest Rate.

         Interest shall be computed on the basis of a three hundred sixty-five
(365) day year for actual days elapsed. All payments on account of the indebtedness evidencing this Note shall first be applied to late charges and costs and fees incurred by Payees in enforcing their rights hereunder, second to interest due on the unpaid principal balance hereunder and third to reduce the unpaid principal of the hereunder.

         Payment of all amounts due under this Note shall be made at the home of Payees, or such other place as Payees may from time to time designate in writing.

         Notwithstanding any provisions of this Note or any instrument securing payment of the indebtedness evidenced by this Note to the contrary, it is the intent of Maker and Payees that Payees shall never be entitled to receive, collect or apply, as interest on principal of the indebtedness, any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and if under any circumstance whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and in the event Payees ever receives, collects or applies as interest any such excess, such amount which would be excess interest shall be deemed a permitted partial prepayment of principal without penalty or premium and treated hereunder as such; and if the principal of the indebtedness secured hereby is paid in full, any remaining excess funds shall forthwith be paid to Makers.

         If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding business day and interest shall be payable thereon at the rate specified during such extension.

         PREPAYMENT. This Note may be prepaid in whole or in part at any time without premium or penalty.

         DEFAULT AND REMEDIES

         (a)     In the event of

                 (i) default is made in a payment of principal or interest due hereunder;





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                 (ii)     the filing by Maker of a voluntary petition in
bankruptcy or for arrangement, reorganization or other relief under a chapter of the Bankruptcy Code of 1978, as amended (the "BANKRUPTCY CODE") or any similar law, state or federal, now or hereafter in effect;

                 (iii) the filing by Maker of an answer or other pleading in any proceeding admitting insolvency, bankruptcy, or the inability to pay its debts as they mature;

                 (iv) the non-dismissal, within sixty (60) days after the filing against Maker, of any involuntary proceeding under the Bankruptcy Code or similar law, state or federal, now or hereafter in effect;

                 (v) the adjudication of Maker as a bankrupt or the entry of an order for relief in respect of Maker by any bankruptcy court;

                 (vi) an assignment by Maker for the benefit of creditors or the admission by Maker in writing of its inability to pay its debts generally as they become due or the consent of either to the appointment of a custodian, receiver, trustee or liquidator of all or the major part of its property; or

                 (vii) the entry of an order appointing a custodian, receiver, trustee or liquidator of all or a major part of Maker's property which is not vacated within sixty (60) days following the entry hereof;

and such event shall continue for ten (10) days after written notice thereof, then in the case of the events set forth above (collectively "EVENTS OF DEFAULT"), Payees shall have the option, subject to Lender's rights under the Subordination Agreement described above, without demand or notice, to declare the unpaid principal hereof, together with all accrued interest, and all other sums due hereunder, at once due and payable to the extent permitted by law, and to exercise any and all other rights and remedies available at law or in equity to Payees.

         (b) Subject to Lender's rights under the Subordination Agreement described above, the remedies of Payees, as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Payees, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Payees, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Payees and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event. Payees acknowledge that Maker is a third party beneficiary of Payees', and Payees' beneficiaries, duties, obligations and covenants under the Subordination Agreement.

         (c) If any Event of Default hereunder shall occur or if suit is filed herein or if proceedings are held in bankruptcy, receivership, reorganization or other legal or judicial proceedings for the collection hereof, Maker shall pay all costs of collection of every kind, including but not limited to all appraisal costs, reasonable attorneys' fees, court costs, and expenses of every kind, incurred by Payees in connection with such collection or the protection or enforcement of any or all of the security for this Note, whether or not any lawsuit is filed with respect thereto.

         WAIVER

         Except as otherwise expressly provided herein, Maker hereby waives grace, notice, notice of intent to accelerate, notice of default, protest, demand, presentment for payment and diligence in the collection of this Note, and in the filing of suit hereon, and agrees that its liability and the liability of its successors and assigns for the payment hereof shall not be affected or impaired by any increase, modification, renewal or extension of the indebtedness or mode and time of payment. It is specifically agreed by the





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undersigned that except as provided below, Payees shall have the right at all times to decline to make any such increase, modification, renewal or extension of the indebtedness or its mode and time of payment.

         MISCELLANEOUS

         The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

         All payments under this Note shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of payment; provided that a check will be deemed sufficient payment so long as it clears when presented for payment. Except as otherwise provided herein, all payments (whether of principal, interest or other amounts) which are applied at any time by Payees to indebtedness evidenced by this Note may be allocated by Payees to principal, interest or other amounts as Payees may determine in Payees' sole discretion.

         This Note shall be governed by and construed under the laws of the State of Delaware.

         If any provision of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

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         SET-OFF

         THIS NOTE IS DELIVERED PURSUANT TO SECTION 2 OF THE ASSET PURCHASE AGREEMENT ("APA") DATED AS OF NOVEMBER 12, 1996 AMONG MAKER, PAYEES AND ATLANTIC BEVERAGE COMPANY, INC., AND IS SUBJECT TO ALL OF THE PROVISIONS THEREOF, INCLUDING MAKER'S RIGHTS OF SET-OFF AS CONTAINED IN SECTION 13 THEREOF, AS WELL AS MAKER'S RIGHTS OF SET-OFF IN ALL OTHER DOCUMENTS BETWEEN MAKER AND PAYEES.

         MUTUAL DRAFTING

         THIS NOTE IS THE JOINT PRODUCT OF MAKER AND PAYEES AND THEIR RESPECTIVE COUNSEL, AND EACH PROVISION HEREOF HAS BEEN SUBJECT TO THE MUTUAL CONSULTATION, NEGOTIATION AND AGREEMENT OF SUCH PARTIES AND COUNSEL, AND SHALL NOT BE CONSTRUED FOR OR AGAINST ANY PARTY HERETO.


         IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date and year first above written.

                                        GROGAN'S FARM, INC.




                                        By /s/ MERRICK M. ELFMAN
                                           ---------------------
                                        Merrick M. Elfman, Chairma





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